UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 14, 2016, Cascadian Therapeutics, Inc. (the “Company”) announced updated clinical data from the ongoing Phase 1b “Triplet” study evaluating a combination of ONT-380 with trastuzumab and capecitabine in 27 pretreated, advanced or metastatic breast cancer patients with and without brain metastases. Patients had received a median of three prior HER2 directed agents: 100% with trastuzumab and T-DM1 and 74% with pertuzumab. Additionally, 41% of patients entered the trial with brain metastases.

Results from the combination trial show:

Safety Profile

•	Majority of adverse events were Grade 1, with most patients being able to continue on the full dose of ONT-380

•	Grade 3 diarrhea was infrequent, seen in 3/27 patients (11%) without a requirement for prophylactic anti-diarrheal medicine

Activity

•	Overall objective response rate, as defined by RECIST 1.1, of 58% (24 patients with measurable disease at baseline: 1 complete response, 13 partial responses, 6 with stable disease, 4 with progressive disease)

•	Interim median Progression-Free Survival of 6.3 months overall (95% CI 4.1- n/a)

Patients with brain metastases

•	Outcomes in patients with brain metastases were similar to patients without brain metastases

A copy of the press release issued by the Company related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Cascadian Therapeutics, Inc. dated June 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Julie Eastland
Julie Eastland Chief Financial Officer

Date: June 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Cascadian Therapeutics, Inc. dated June 14, 2016.